Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-53524, as amended, and 333-69057 and 333-206760) and Registration Statements on Form S-3 (Nos. 333-205934 and 333-215800 and 333-217322) of Dynatronics Corporation of our report dated September 27, 2017, relating to our audit of the June 30, 2017 consolidated financial statements, which appears in this Annual Report on Form 10-K of Dynatronics Corporation.

/s/ Tanner LLC
Salt Lake City, Utah
September 27, 2017